     As Filed With the Securities and Exchange Commission on October 9, 1996
                                                 Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                           PRINTRAK INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                   33-0070547
(STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

               1250 North Tustin Avenue, Anaheim, California  92807
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)

                                ---------------

                           1996 STOCK INCENTIVE PLAN

                            1994 STOCK OPTION PLAN

                          EXECUTIVE STOCK OPTION PLAN

                         EMPLOYEE STOCK PURCHASE PLAN

                           (FULL TITLES OF THE PLANS)

                                ---------------

                               Kevin P. McDonnell
                            Chief Financial Officer
                          Printrak International Inc.
              1250 North Tustin Avenue, Anaheim, California 92807
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (714) 666-2700
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                              Bruce Feuchter, Esq.
                             Jeffrey B. Coyne, Esq.
                             Teri N. Hollander, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (714) 725-4000




                               Page 1 of 12 Pages
                             Exhibit Index on Page 8

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                        Proposed Maximum   Proposed Maximum
Title of Securities    Amount To Be        Offering            Aggregate        Amount of
 To Be Registered      Registered(1)    Price Per Share     Offering Price   Registration Fee
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
Common Stock,
 $0.0001 par value     2,020,800 shares       (2)            $14,597,348(2)       $5,034
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1996 Incentive Stock Option Plan (the "1996 Plan"), the 1994 Stock Option Plan (the "1994 Plan"), the Executive Stock Option Plan (the "Executive Plan"), and the Employee Stock Purchase Plan (the "Purchase Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of 1,261,009 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 1994 Plan and the Executive Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $5.98 per share. With respect to the remaining 659,791 shares of Common Stock registered hereby which would be issued upon exercise of the remaining options and rights to purchase which Registrant is authorized to issue under its 1996 Plan, the 1994 Plan and the Executive Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on October 1, 1996, which was $9.50 per share. For the purposes of the 100,000 shares of Common Stock to be issued under the Purchase Plan, the aggregate offering price was estimated using a per share price of $8.075, or 85% of $9.50, which price per share is the estimated basis at which the shares will be issued pursuant to the Purchase Plan.

                                     PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     (a) The Registrant's Prospectus dated July 2, 1996 filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Act").

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referred to in (a) above.

     (d) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

     (b) The Registrant's Bylaws provide that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.

     (c) The Bylaws also gives the Registrant the ability to enter into indemnification agreements with each of its officers and directors. The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers of the against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     Number                  Description
     ------                  -----------
       4.1     Printrak International Inc. 1996 Stock
               Incentive Plan (the "1996 Plan") (incorporated by reference to Exhibit 10.5 to the Company's
               Registration Statement on Form S-1, Registration
               No. 333-4610).

       4.2     Form of Stock Option Agreement pertaining to the
               1996 Plan (incorporated by reference to Exhibit 10.6 to the Company's Registration
               Statement on Form S-1, Registration No. 333-4610).

       4.3 Form of Restricted Stock Purchase Agreement pertaining to the 1996 Plan (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1, Registration No. 333-4610).

       4.4     Printrak International Inc. 1994 Stock
               Option Plan (the "1994 Plan") (incorporated by reference to Exhibit 10.3 to the Company's
               Registration Statement on Form S-1, Registration
               No. 333-4610).

       4.5 Form of Nonqualified Stock Option Agreement pertaining to the 1994 Plan (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, Registration No. 333-4610).

       4.6 Printrak International Inc. Executive Stock Option Plan (the "Executive Plan") as amended (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, Registration No. 333-4610).

       4.7 Form of Nonqualified Stock Option Agreement pertaining to the Executive Plan (incorporated by reference to Exhibit 10.2 to the Company's
               Registration Statement on Form S-1, Registration
               No. 333-4610).

       4.8     Printrak International Inc. Employee
               Stock Purchase Plan - 1996 (incorporated by reference to Exhibit 10.8 to the Company's
               Registration Statement on Form S-1, Registration
               No. 333-4610).

       5.1     Opinion of Stradling, Yocca, Carlson & Rauth, a
               Professional Corporation, Counsel to the Registrant.

      23.1     Consent of Stradling, Yocca, Carlson & Rauth, a
               Professional Corporation (included in the Opinion filed as Exhibit 5.1).

      23.2     Consent of Deloitte & Touche LLP, independent auditors.

      24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 8th day of October, 1996.

                                                   PRINTRAK INTERNATIONAL INC.


                                                   By:   /s/  Kevin P. McDonnell
                                                         -----------------------
                                                         KEVIN P. McDONNELL
                                                         Chief Financial Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Printrak International Inc., do hereby constitute and appoint Richard M. Giles and Kevin P. McDonnell, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                        Title                        Date
       ---------                        -----                        ----
/s/ Richard M. Giles       Chairman of the Board, President,    October 8, 1996
------------------------   and Chief Executive Officer,
Richard M. Giles           (Principal Executive Officer)


/s/ Kevin P. McDonnell     Chief Financial Officer and          October 8, 1996
------------------------   Director (Principal Financial and
Kevin P. McDonnell         Principal Accounting Officer)


/s/ Charles L. Smith       Director                             October 8, 1996
------------------------
Charles L. Smith


/s/ John G. Hardy          Director                             October 8, 1996
------------------------
John G. Hardy

/s/ David L. McNeff           Director                         October 8, 1996
------------------------
David L. McNeff


/s/ Kenneth Simonds           Director                         October 8, 1996
------------------------
Kenneth Simonds

                                    EXHIBIT INDEX
 Exhibit                                                              Sequential
 Number        Description                                           Page Number
 -------       -----------                                           -----------
   4.1         Printrak International Inc. 1996 Stock Incentive           ___
               Plan (the"1996 Plan") (incorporated by reference to Exhibit 10.5 to the Company's Registration
               Statement on Form S-1, Registration No. 333-4610).

   4.2         Form of Stock Option Agreement pertaining to the 1996      ___
               Plan (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form
               S-1, Registration No. 333-4610).

   4.3         Form of Restricted Stock Purchase Agreement                ___
               pertaining to the 1996 Plan (incorporated by reference to Exhibit 10.7 to the Company's
               Registration Statement on Form S-1,
               Registration No. 333-4610).

   4.4         Printrak International Inc. 1994 Stock Option             ___
               Plan (the "1994 Plan") (incorporated by
               reference to Exhibit 10.3 to the Company's
               Registration Statement on Form S-1,
               Registration No. 333-4610).

   4.5         Form of Nonqualified Stock Option Agreement               ___
               pertaining to the 1994 Plan (incorporated by reference to Exhibit 10.4 to the Company's
               Registration Statement on Form S-1,
               Registration No. 333-4610).

   4.6         Printrak International Inc. Executive Stock               ___
               Option Plan (the "Executive Plan") as amended
               (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form
               S-1, Registration No. 333-4610).

   4.7         Form of Nonqualified Stock Option Agreement              ___
               pertaining to the Executive Plan (incorporated by reference to Exhibit 10.2 to the Company's
               Registration Statement on Form S-1,
               Registration No. 333-4610).

   4.8         Printrak International Inc. Employee Stock               ___
               Purchase Plan - 1996 (incorporated by reference to Exhibit 10.8 to the Company's Registration
               Statement on Form S-1, Registration No.
               333-4610).

   5.1         Opinion of Stradling, Yocca, Carlson & Rauth, a           10
               Professional Corporation, Counsel to the
               Registrant.

 Exhibit                                                              Sequential
 Number        Description                                           Page Number
 -------       -----------                                           -----------

    23.1       Consent of Stradling, Yocca, Carlson & Rauth, a            ___
               Professional Corporation (included in the
               Opinion filed as Exhibit 5.1).

    23.2       Consent of Deloitte & Touche LLP, independent               12
               auditors

    24.1       Power of Attorney included on signature page to            ___
               the Registration Statement at page S-1).